SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ARCUS BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

The following email communication was first sent or made available to certain stockholders of Arcus Biosciences, Inc. on May 27, 2019:

Dear                         ,

You may have seen the ISS proxy report recommending stockholders “withhold” their votes to re-elect Yasunori Kaneko due to our classified board structure and certain other governance measures that we implemented in connection with Arcus’s IPO. While we understand ISS’s view that these measures can adversely impact shareholder rights, we also feel that this promotes continuity and stability so that we can focus on our long-term goals for the company. We hope that you will vote for each of our 2 directors up for re-election (Yasunori Kaneko, M.D., and Kristen Hege, M.D.), as well as for ratification of Ernst & Young as our independent auditors. If you have any questions or concerns about our governance structure, or any other matters, we’re happy to discuss.